EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 9, 2011, with respect to the consolidated balance sheets of Infinity Energy Resources, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009 included in this Registration Statement on Form 10.

/s/ Ehrhardt Keefe Steiner & Hottman PC

April 4, 2012
Denver, Colorado